                                                                    EXHIBIT 99.1

                              ZONENETWORK.COM, INC.

                             1996 STOCK OPTION PLAN

SECTION 1.  PURPOSE

        The purpose of The Zone Network, Inc. 1996 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of The Zone Network, Inc. (the "Company"), or of any parent or subsidiary (as defined in subsection
5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2.  ADMINISTRATION

        This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

        In the event a member of the Plan Administrator may be eligible, subject to the restrictions set forth in Section 4, to participate in this Plan, no member of the Plan Administrator shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

        The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, shall be filled by the Board.

        With respect to grants made under this Plan to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

        2.1    PROCEDURES

        The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

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        2.2    RESPONSIBILITIES

        Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder and any amendments thereto.

        2.3    RULE 16b-3 COMPLIANCE AND BIFURCATION OF PLAN

        It is the intention of the Company that, if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 3.  SHARES SUBJECT TO THIS PLAN

        The shares subject to this Plan shall be the Company's Common Stock par value $.01 per share (the "Common Stock"), currently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in
Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 650,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

SECTION 4.  ELIGIBILITY

        An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."



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SECTION 5.  TERMS AND CONDITIONS OF OPTIONS

        Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

        5.1    NUMBER OF SHARES AND PRICE

        The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided that the Plan Administrator shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

        5.2    TERM AND MATURITY

        Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or a related corporation will achieve the purpose and receive the benefits contemplated by this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:


      Period of Optionee's Continuous
 Relationship With the Company or Related
  Corporation From the Date the Option Is      Portion of Total Option Which Is
                  Granted                                 Exercisable
-----------------------------------------      --------------------------------
             after one year:                                33.3333%
 after each three-month period completed               an additional
               thereafter:                                   8.3333%

           5.3    EXERCISE


        Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option hereunder and that only whole shares will be issued pursuant to the exercise of any option. An Option shall be exercised by delivery to the Company of notice of



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the number of shares with respect to which the option is exercised, together with payment of the exercise price.

        5.4    PAYMENT OF EXERCISE PRICE

        To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

        (a) Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased; or

               (b) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months.

        The Plan Administrator in its sole discretion can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Optionee shall pledge to the Company for the purpose of securing the payment of such note the shares of Common Stock to be issued to the Optionee upon exercise of the option and the certificate representing such shares shall be held in escrow in order to perfect the Company's security interest.

        5.5    WITHHOLDING TAX REQUIREMENT

        The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to



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have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. In order to qualify such election for exemption under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, any individual who is subject to Section 16 under the Exchange Act must exercise the option during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights, and the election relating to such option exercise must be (i) an irrevocable election made six months prior to the date the option exercise becomes taxable; (ii) an election that is made during a window period; or (iii) an election that is made prior to a window period, provided the election becomes effective as of the next window period.

        5.6    HOLDING PERIODS

               5.6.1     TAXATION OF STOCK OPTIONS

        In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

        The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

        Tax advice should be obtained by an Optionee when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

        5.7    TRANSFERABILITY OF OPTIONS

        Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable law and regulation, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or (ii) with respect to nonqualified stock options, transfer the option and the rights and privileges conferred hereby.



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

        5.8    TERMINATION OF RELATIONSHIP

        If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

        If an Optionee is terminated for cause, each option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option granted hereunder likewise shall be suspended during the period of investigation.

        If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates or expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

        Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee.



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

The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

        As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        5.9    DEATH OF OPTIONEE

        If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee, to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer pursuant to Section 5.7.

        5.10   NO STATUS AS SHAREHOLDER

        Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

        5.11   CONTINUATION OF RELATIONSHIP

        Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

        5.12   MODIFICATION AND AMENDMENT OF OPTION

        Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend any outstanding option granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or



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

her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

        5.13   LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

        As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

SECTION 6.  GREATER THAN 10% SHAREHOLDERS

        6.1    EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

        If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

        6.2    ATTRIBUTION RULE

        For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.



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        7.1    EFFECT OF LIQUIDATION OR REORGANIZATION

               7.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK

        Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part, whether or not the vesting requirements set forth in the option agreement have been satisfied.

               7.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

        If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

        7.2    FRACTIONAL SHARES

        In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

        7.3    DETERMINATION OF BOARD TO BE FINAL

        All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

SECTION 8.  SECURITIES REGULATION

        Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

        As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

        Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

SECTION 9.  AMENDMENT AND TERMINATION

        9.1    BOARD ACTION

        The Board may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act,



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

Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

               (a) increase the number of shares that may be issued under this Plan;

               (b) with respect to nonqualified stock options, materially modify the requirements as to eligibility for participation in this Plan or, with respect to incentive stock options, change the designation of the participants or class of participants eligible for participation in this Plan;

               (c) materially increase the benefits accruing to the participants under this Plan; or

               (d) otherwise require shareholder approval under any applicable law or regulation.

        Such shareholder approval must be obtained (i) within 12 months of the adoption by the Board of such amendment or (ii) if earlier, and to the extent required for compliance with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, at the next annual meeting of shareholders after such adoption by the Board.

        Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

        9.2    AUTOMATIC TERMINATION

        Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10.  EFFECTIVENESS OF THIS PLAN

        This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of such adoption of this Plan or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.



******************

        Plan adopted by the Board of Directors on January 2, 1996 and approved by the shareholders on January 8, 1996. Amended by Shareholders Feb 12, 1997.

                             ZONE NETWORK.COM, INC.

                     INCENTIVE STOCK OPTION LETTER AGREEMENT

TO:  ___________________________                   Date of Grant:  ________20__

        We are pleased to inform you that you have been selected by the Plan Administrator of The Zone Network's (the "Company") 1996 Stock Option Plan (the "Plan") to receive an incentive stock option for the purchase of __________ shares of the Company's Common Stock at an exercise price of $_______ per share. A copy of the Plan is attached and incorporated into this Agreement by reference.

        The terms of the option are as set forth in the Plan and in this Agreement. This Agreement is subject to and in accordance with the express terms and conditions of the Plan and is in all respects limited by and subject to the express terms and provisions of the Plan. The most important of the terms set forth in the Plan are summarized as follows:

        TERM: The term of the option is ten years from date of grant, unless sooner terminated.

        VESTING: The option shall vest and become exercisable according to the following schedule:

                 Period of Optionee's Continuous
                Relationship With the Company or
              Related Corporation From the Date the     Portion of Total Option
                        Option Is Granted                Which Is Exercisable
                        after one year:                         33.3333%
                 after each three-month period               an additional
                     completed thereafter:                      8.3333%
              -------------------------------------     -----------------------

        ISO QUALIFICATION: To the extent that the aggregate fair market value of the shares with respect to which the option is exercisable for the first time by you during any calendar year (under this option and all other incentive stock options you hold) exceeds $100,000, the excess portion will be treated as a nonqualified stock option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for incentive stock options.

        TERMINATION: The option will terminate immediately upon termination for cause, as defined in the Plan, or three months after cessation of employment with the

Company or a related corporation, unless cessation is due to total disability, in which case the option shall terminate 12 months after cessation of employment

        EXERCISE: During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise of Incentive Stock Option in the form attached to this Agreement when you exercise the option.

        The Plan Administrator may, in its sole discretion at the time of exercise, determine that the exercise of this option is subject to your execution of an agreement, in the form in use at the time of exercise, whereby under certain circumstances, you grant to the Company a right of first offer to purchase the shares acquired by you upon exercise of the option.

        PAYMENT FOR SHARES: Unless the Plan Administrator at any time determines otherwise, the option may be exercised by the delivery of:

        (a)    Cash, personal check, bank certified or cashier's check; or

        (b) Shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price. (You should consult your tax advisor before exercising this option with stock you received upon the exercise of an incentive stock option.)

        WITHHOLDING TAXES: As a condition to the exercise of any portion of this option which is treated as a nonqualified stock option, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. To the extent permitted or required by the Company, you may satisfy the withholding obligation by electing to have the Company or related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. INDIVIDUALS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT MUST COMPLY WITH CERTAIN REQUIREMENTS IN ORDER TO MAKE SUCH ELECTION.

        TRANSFER OF OPTION: The option is not transferable except by will or by the applicable laws of descent and distribution.

        HOLDING PERIODS:

        A.     SECURITIES AND EXCHANGE ACT SECTION 16

        Shares of Common Stock obtained upon the exercise of a stock option may not be sold by a person subject to Section 16 of the Exchange Act until six months after the date the option was granted.

        B.     TAXATION OF STOCK OPTIONS

        In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise.

        Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

        REGISTRATION: YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE.

        Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                            Very truly yours,
                                            THE ZONE NETWORK, INC.

                                            By________________________________
                                               Skip K. Franklin, President

                          ACCEPTANCE AND ACKNOWLEDGMENT

        I, a resident of the State of Washington, accept the incentive stock option described above and in The Zone Network's 1996 Stock Option Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan, including the provisions of Section 8.

Dated: _______________, 199_


______________________________      ___________________________________________
Taxpayer I.D. Number                Signature

                                    Address:
                                    ___________________________________________

                                    ___________________________________________

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

        Dated:  _________________


                                    ___________________________________________
                                    Spouse's Signature


                                    ___________________________________________
                                    Printed Name

        By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

        Dated:  _________________

                                    ___________________________________________
                                    Optionee's Signature

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION





To: The Zone Network, Inc.:

        I, a resident of the State of _____________, hereby exercise my incentive stock option granted by The Zone Network, Inc. (the "Company") on ____________, 19__, subject to all the terms and provisions thereof and of the 1996 Stock Option Plan referred to therein, and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $_______ per share which were offered to me pursuant to said option.

        I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

        I am aware that the Securities have not been registered under the Federal Securities Act of 1933 (the "1933 Act") or any state securities laws, pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

        I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

        I understand that because the Securities have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the

Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

        I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

        I understand that at the present time Rule 144 of the Securities and Exchange Commission ("SEC") may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

        I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS") AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        Dated:  _________________



_____________________                       ___________________________________
Taxpayer I.D. Number                        Signature

                                            Address:
                                            ___________________________________

                                            ___________________________________

                                            ___________________________________

                              ZONENETWORK.COM, INC.

                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT



TO:                                        Date of Grant:         ,    199
   --------------------------------------                ---------  --    --

      We are pleased to inform you that you have been selected by the Plan Administrator of ZoneNetwork.com, Inc.'s (the "Company") 1996 Stock Option Plan (the "Plan") to receive a nonqualified option for the purchase of __________ shares of the Company's Common Stock at an exercise price of $__________ per share. The Plan is incorporated into this Agreement by reference.

      The terms of the option are as set forth in the Plan and in this Agreement. This Agreement is subject to and in accordance with the express terms and conditions of the Plan and is in all respects limited by and subject to the express terms and provisions of the Plan. The most important of the terms set forth in the Plan are summarized as follows:

      TERM: The term of the option is ten years from date of grant, unless sooner terminated.

      VESTING: The option shall vest and become exercisable according to the following schedule:

       Exercise Date               Portion of Total Option Which Is Exercisable
-------------------------------    --------------------------------------------
      after one year:                              33.3333%
 after each three-month period                  an additional
   completed thereafter:                            8.3333%

      TERMINATION: The option will terminate immediately upon termination for cause, as defined in the Plan, or three months after cessation of your relationship with the Company or a related corporation, unless cessation is due to total disability, in which case the option shall terminate 12 months after cessation of such relationship.

      EXERCISE: During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary of your estate following your death. You may use the Notice of Exercise of

Nonqualified Stock Option in the form attached to this Agreement when you exercise the option.

      The Plan Administrator may, in its sole discretion at the time of exercise, determine that the exercise of this option is subject to your execution of an agreement, in the form in use at the time of exercise, whereby under certain circumstances, you grant to the Company a right of first offer to purchase the shares acquired by you upon exercise of the option.

      PAYMENT FOR SHARES: Unless the Plan Administrator at any time determines otherwise, the option may be exercised by the delivery of:

      (a) Cash or check; or

      (b) Shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

      WITHHOLDING TAXES: As a condition to the exercise of a nonqualified stock option, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company or related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld.

      TRANSFER OF OPTION: The option is not transferable except by will[, to a Designated Beneficiary, ]or by the applicable laws of descent and distribution.

      HOLDING PERIOD: Shares of Common Stock obtained upon the exercise of a stock option may not be sold by a person subject to Section 16 of the Exchange Act until six months from the date the option was granted.

      REGISTRATION: YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN, WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE

SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE.

      Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                            Very truly yours,

                                            ZONENETWORK.COM, INC.



                                            By
                                              ------------------------------
                                              Charles Gottschalk, President

                          ACCEPTANCE AND ACKNOWLEDGMENT



      I, a resident of the State of ___________________, accept the nonqualified stock option described above and in ZoneNetwork.com, Inc.'s 1996 Stock Option Plan and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan, including the provisions of Section 8.

Dated:
       ------------------------


-------------------------------             -----------------------------------
Taxpayer I.D. Number                                     Signature

                                            Address:

                                            -----------------------------------

                                            -----------------------------------

      By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
       ------------------------

                                            -----------------------------------
                                            Spouse's Signature


                                            ----------------------------------
                                            Printed Name

      By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:
       ------------------------

                                            ----------------------------------
                                            Optionee's Signature

                 NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION



To:  ZoneNetwork.com

      I, a resident of the State of ___________________, hereby exercise my nonqualified stock option granted by ZoneNetwork.com, Inc. (the "Company") on _____________, 19___, subject to all the terms and provisions thereof and of the 1996 Stock Option Plan referred to therein, and notify the Company of my desire to purchase ________ shares of Common Stock of the Company (the "Securities") at the exercise price of $__________ per share which were offered to me pursuant to said option.

      I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

      I am aware that the Securities have not been registered under the Federal Securities Act of 1933 (the "1933 Act") or any state securities laws, pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

      I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

      I understand that because the Securities have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

      I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the

Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

      I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

      I understand that at the present time Rule 144 of the Securities and Exchange Commission ("SEC") may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

      I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS") AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        Dated:
              ---------------



-------------------------                    ----------------------------------
Taxpayer I.D. Number                                    Signature

                                             Address:

                                             ----------------------------------

                                             ----------------------------------